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                               LICENSE AGREEMENT

        This License Agreement is entered into on this 21st day of February, 1996 by and between BEVO'S ENTERPRISES, a Limited Liability Company, (hereinafter referred to as "Licensor") and WATERMARC FOOD MANAGEMENT CO., a Texas Corporation, (hereinafter referred to as "Licensee").

                                   RECITALS

        WHEREAS, Licensor is the owner of the trademarks, service marks, tradenames, names, and any variant thereof, related to the Long Horn Cafes. Longhorn Cafes, Longhorn Saloon and Cafe, Longhorn Cafe Uptown and Longhorn Cafe Downtown (hereinafter referred to as the "Longhorn Names"):

        WHEREAS, Licensor desires to grant to Licensee a license to use the Longhorn Names at Licensee's restaurant located at 509 Louisiana Street, Houston, Texas:

        NOW, THEREFORE, in consideration of the mutual promises and representations of the parties, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Licensor and Licensee agree as follows:

                               Article I
                           GRANT OF LICENSE

        Licensor grants to Licensee to use the Longhorn Names, and all recipes, processes, and products associated with or used in the business conducted under the Longhorn Names, in the operation of Licensee's restaurant located at 509 Louisiana Street, Houston, Texas (hereinafter referred to as "Longhorn Cafe - Downtown"). This license shall include the right to use the Longhorn Names in advertisements, signs, and displays associated with the operation of Licensee's Longhorn Cafe - Downtown.

                              Article II
                                 FEE

        Licensee shall pay to Licensor the sum of ONE DOLLAR ($1.00) per year, payable in advance, for the initial term of this License.

                              Article III
                                 TERM

        The initial term of this License shall be fifteen (15) years from the date of this License Agreement. The term of this License may be extended at the option of Licensee for an additional period of ten (10) years, at the same fee of ONE DOLLAR ($1.00) per year, by giving Licensor ninety (90) days written notice prior to the expiration of the initial term.


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                                   ARTICLE IV
                     LICENSOR'S REPRESENTATION AND WARRANTS

        Licensor warrants that no other licenses to sue the Longhorn Names will be granted by Licensor within a one-half (1/2) mile radius of the Longhorn Cafe - Downtown. However, Licensor shall be permitted to relocate its restaurant currently known as the Longhorn Cafe - Uptown and currently located at 1200 McKinney, Houston, Texas, to a different location no closer than one-quarter (1/4) mile radius from the Longhorn Cafe - Downtown, during the terms of this License Agreement.


                                   ARTICLE V
                                   ASSIGNMENT

        Licensee shall be permitted to assign its rights under this License Agreement to a parent, subsidiary or affiliated company, successor in interest, or purchaser of the restaurant located at 509 Louisiana, Houston, Texas without the consent of Licensor. However, Licensee shall provide written notice to Licensor of any such assignment. Should Licensee sell its restaurant located at 509 Louisiana Street, Houston, Texas to any purchaser other than BEVO'S ENTERPRISES, any assignment of this License Agreement to said purchaser shall contain a provision that said purchaser/assignee shall not use the Longhorn Names at any location other than 509 Louisiana Street, Houston, Texas or engage in any expansion, licensing or promotion of the Longhorn Names.


                                   ARTICLE VI
                                 GOVERNING LAW

        This License Agreement shall be interpreted and governed by the laws of the State of Texas.

        EXECUTED at Houston, Texas on the date first above written.

                                       WATERMARC FOOD MANAGEMENT CO.

                                       By: /s/ ANGELO PITILLO
                                           -------------------------------------
                                           ANGELO PITILLO
                                           President and Chief Operating Officer

                                       BEVO'S ENTERPRISES

                                       By: /s/ SANTIAGO TRUJILLO
                                           -------------------------------------
                                           SANTIAGO TRUJILLO
                                           President


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